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                                                                   EXHIBIT 10.11


                        Amendment to Employment Agreement

Effective as of August 20, 2001, that certain Employment Agreement entered into by and between The viaLink Company (the "Company") and Robert I. Noe (the "Employee") made and entered into effective as of April 8, 1999, as previously amended (the "Employment Agreement"), is hereby further amended as follows:

1. The current base salary of the Employee is hereby reduced by $5,000 so that Employee's base rate of compensation is now $$7,740.38 per pay period, or $201,249.88 per annum.

2. In consideration for Employee's entering into this Amendment to the Employment Agreement, the Company's Board of Directors grants the Employee an option to purchase 25,000 shares of common stock of The viaLink Company pursuant to the Company's current Employee Stock Option Plan.

3. Unless modified herein, the terms and conditions of the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Addendum to Employment Agreement effective as of the date first above written.

The viaLink Company                              Employee


By: /s/ William P. Creasman                      /s/ Robert I. Noe
                                                 -----------------
                                                 (Signature)

Title: Vice President                            Robert I. Noe
                                                 (Print Name)